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                                                                   EXHIBIT 10.10

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                  Platinum Premiere Partner Package Agreement

     This Platinum Premiere Partner Package Agreement (the "Agreement"),
effective as of   10-1  , 1999 (the "Effective Date"), is made and entered into
                --------
by and between EarthLink Network, Inc. a Delaware corporation, and iOwn, Inc. ("iOwn"), a California corporation.

                                   RECITALS

     WHEREAS, EarthLink is an Internet service provider which owns, licenses, operates or distributes online information, communication, and transaction services through the EarthLink/Sprint Service;

     WHEREAS, iOwn is an online provider of home financing and related products which owns, operates and maintains the iOwn Site, through which iOwn provides, among other things, the Services;

     WHEREAS, the parties desire that iOwn provide the Services through the Co-Branded Site as the Default Provider of real estate multiple listing and mortgages on the EarthLink Finance Portal and through the EarthLink Personal Start Page; and

     WHEREAS, the parties desire that EarthLink provide links from the EarthLink Site to the Co-Branded Site so that EarthLink Members and Internet users may access such Services.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other valuable and sufficient consideration, the receipt of which is hereby acknowledged, EarthLink and iOwn agrees as follows:

                                     TERMS

     DEFINITIONS. The following definitions shall apply to the Agreement:
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     1.1. "Affiliate" means, With respect to either party, any person or entity at any time Controlling, Controlled by or under common Control with that party.

     1.2. "Banner Advertisement" means a rotating or permanent banner advertisement located on the EarthLink Site no smaller than 468 pixels by 60 pixels (or such other dimensions as the parties may from time to time agree upon in writing), which permits users to navigate directly to a page on the Co-Branded Site selected by iOwn (and subject to EarthLink's reasonable approval).

     1.3. "Co-Brand" means that a party will cause its Web page to display the other party's Marks in a manner that is equal in prominence and position to its own Marks appearing thereon.

     1.4. "Co-Branded Site" means a version of the iOwn Site created, provided, served and maintained by iOwn within which certain Web pages (including the fast page linked to from the EarthLink Site) are Co-Branded with the EarthLink/Sprint Marks and certain other Web pages are not Co-Branded with the EarthLink/Sprint Marks.

     1.5. "Company Information" means collectively the Confidential Information and Trade Secrets. Company Information also includes information, which has been disclosed to the disclosing party by a third party, and that the disclosing party is obligated to treat as confidential or secret. EarthLink's Company Information includes, without limitation, the names, contact and financial information (including, but not limited to e-mail addresses) provided by members on the EarthLink Site and any traffic data and unique user information related to the EarthLink Site.

     1.6. "Confidential Information" means any and all information related to the services and/or business of a party that does not constitute a Trade Secret and that is treated as confidential or secret by the party (that is, it is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy) including, but not limited to, the terms and conditions of this Agreement. iOwn's Confidential

[*] Confidential Treatment Requested
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Information includes, without limitation, Leads, conversion of unique site visitors and conversion of page views data. Confidential Information shall not include information (a) already lawfully known to or independently developed by the receiving party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party without any obligation of confidentiality.

     1.7. "Control," "Controlling" and "Controlled" means possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of an entity or other person, whether through ownership of voting securities, or by contract.

     1.8. "EarthLink Competitive Services" means any Internet access services, telephone services (whether long distance, wireless or local), Internet telephony services, telecommunications services (including without limitation, ISDN, frame relay, ADSL, etc.), Web hosting services, e-mail services (free or otherwise), start page services, or portal services, except such services provided by EarthLink and Sprint and those services and products offered by EarthLink and Sprint.

     1.9. "EarthLink Member" means any authorized user of the EarthLink/Sprint Service.

     1.10. "EarthLink Personal Start Page" refers to that page which is available to all EarthLink Members when such EarthLink Members access the EarthLink Site. EarthLink's Personal Start Page may be modified by EarthLink Members from time to time, and in their discretion. See attachment to Exhibit C.

     1.11. "EarthLink Premiere Partners" means a third party entering into or which has entered into an extensive co-promotional partnership with EarthLink, which EarthLink designates, its "Premiere Partnership Program" or such other name as EarthLink may devise from time to time. EarthLink will identify its Premiere Partners in writing to iOwn as needed to implement the terms of this Agreement. See attachment to Exhibit C.

     1.12. "EarthLink Site" means, collectively, all pages of EarthLink's various Web sites, the EarthLink Personal Start Page, the EarthLink Finance Portal and any other Web pages owned or controlled by EarthLink available through www.earthlink.net, or any successor site thereto available through the EarthLink/Sprint Service.

     1.13. "EarthLink Finance Portal" means those Web pages selected by EarthLink that EarthLink designates as the EarthLink Finance Portal, including without limitation, any Web pages owned or hosted by a third party provider.

     1.14. "EarthLink/Sprint Service" means the EarthLink narrowband, and not broadband, dial-up Internet access service.

     1.15. "EarthLink Real Estate Web Channel" means the categories related to mortgage and real estate content contained on the EarthLink Site selected by EarthLink to be included in the EarthLink Real Estate Web Channel which will be accessed via a link from the EarthLink Personal Start Page(Should EarthLink change the EarthLink Real Estate Web Channel to the EarthLink Real Estate/Mortgage Web Channel, iOwn shall be the Default Provider of such EarthLink Real Estate/Mortgage Web Channel).

     1.16. "eLink" means the email newsletter program employed by EarthLink through which it provides notices and information regarding, for instance, new services by means of email mailings to EarthLink Members.

     1.17.  "Guaranteed Leads" shall have the meaning set forth in Section 2.2
(b).

     1.18. "Guaranteed Leads Fee" shall have the meaning set forth in Section 2.l (e).

     1.19. "Initial Term" shall have the meaning set forth in Section 6.1 herein.

     1.20. "iOwn Icon" means any graphical or textual icon, which is capable of hyperlinking to the Co-Branded Site including, but not limited to, any Banner Advertisements and Promotional Placements.
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     1.21.  "iOwn Site" means, collectively, all points of presence and/or services maintained from time to time by or on behalf of iOwn or its Affiliates on the Internet at (i) the URL iown.com (and any replacement or successor thereto), (ii) each other URL having the iown.com domain (and any replacement or successor thereto), and (iii) such other URLs as iOwn may notify EarthLink from time to time.

     1.22. "Lead" means a visitor originating from the EarthLink Site who completes and clicks the "submit" button within the PreApproval or Full Application sections of the Co-Branded Site and who passes iOwn's credit filter, provided such visitor has not qualified as a Lead previously under this Agreement unless such visitor actually purchased an iOwn product and is a bona fide purchaser of additional iOwn products. EarthLink acknowledges that iOwn tracks visitors to the Co-Branded Site for a period of ninety (90) days from the date such visitor initially visited the Co-Branded Site from the EarthLink Site. Therefore, EarthLink further acknowledges that iOwn will track any visitor who initially navigates from the EarthLink Site to the Co-Branded Site for a period of ninety (90) days and will count such visitor as a Lead (provided the other requirements above are met), regardless of how such visitor returns to the Co-Branded Site during such ninety (90) day time period. However, if a visitor returns to the Co-Branded Site through means other than through the EarthLink Site more than ninety (90) days after visiting the Co-Branded Site via the EarthLink Site, iOwn will not be able to track such visitor as an EarthLink Lead and such visitor will not be credited as a Lead. EarthLink acknowledges that any first time visitor to the Co-Branded Site from the EarthLink Site which has visited an iOwn Site (through a different iOwn promotional partner) within the ninety (90) days immediately preceding the visit to the Co-Branded Site, shall not be considered a Lead for purposes of this Agreement.

     1.23.  "Leads Fee" shall have the meaning set forth in Section 2.1(f).

     1.24. "Marks" means any trademark, trade name, service mark, logo, slogan and copyright and proprietary notices associated with a party's products or services as contained in Exhibit A and Exhibit B.

     1.25. "Default Provider" means the provider of a service or product that a user will automatically view when they access the EarthLink Site unless the user affirmatively acts to change the Default Provider option after logging onto the EarthLink Site. EarthLink has only one Default Provider per EarthLink Site category.

     1.26.  "Promotion Fee" has the meaning assigned in Section 2.1(d).

     1.27. "Promotional Placement" means a graphical or text link located on the EarthLink Site through which users may directly link to a location on the Co-Branded Site to be determined by iOwn (subject to EarthLink's reasonable approval).

     1.28. "Renewal Term(s)" shall have the meaning set forth in Section 6.1 herein.

     1.29. "Services" shall be limited to (i) presenting through a World Wide Web site online multiple real estate listing information and services, (ii) presenting through a World Wide Web site online mortgage information and services, (iii) providing for the processing of any and all transactions arising from such multiple real estate listing services and mortgage services, and (iv) providing customer support to such Internet users regarding such multiple real estate listing services and mortgage services and each such transaction. Sale by Owner real estate services provided by iOwn shall not, under this Agreement, be promoted by EarthLink.

     1.30. "Sprint" means, collectively, Sprint Corporation and Sprint Communications Company L.P.

     1.31. "Term" means the Initial Term and any Renewal Term(s) of this Agreement as defined in Section 6.1 herein.

     1.32. "Territory" means the United States and, as mutually agreed upon by the parties, other areas. The EarthLink Site is accessible to users on a worldwide basis, however, EarthLink does not necessarily provide services to such users.

     1.33 "Trade Secrets" means all non-public information whether tangible or intangible related to the services or business of the disclosing party that (a) derives economic value, actual or potential, from not being
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generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy, including, without limitation, (i)marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential of trade secret nature; (ii)identifying any oral communication as confidential or secret immediately before, during, or after such oral communication; or (iii) otherwise treating such information as confidential or secret. Assuming the criteria in clauses (a) and (b) above are met, Trade Secrets includes information, without regard to form, including, but not limited to, technical and nontechnical data, formulas, patterns, designs, compilations, computer programs and software, devices, inventions, methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers and suppliers which are not commonly known by or available to the public, research, development, and existing and future products.

2.   OBLIGATIONS OF THE PARTIES.
     --------------------------

     2.1. Duties and Obligations of iOwn. In connection with this Agreement,
          ------------------------------
iOwn shall have the following duties and obligations:

          (a)  License. During the Term, and subject to the provisions of
               -------
               Section 2.3 herein, iOwn grants to EarthLink a nonexclusive, royalty-free, license throughout the Territory to use, reproduce, display, and distribute iOwn's Marks (as defined in Exhibit B) in connection with links to or from, or in conjunction with, the EarthLink Site, or in or on any other media including, but not limited to any promotional material or any of EarthLink's partners' Web sites, but in each case only as reasonably necessary for EarthLink to perform as contemplated by this Agreement.

          (b)  The Services. iOwn shall provide the Services in accordance with
               ------------
               the Service Specifications set forth in Exhibit D hereto through the Co-Branded Site and as the Default Provider of the real estate multiple listing services and mortgage services, on the EarthLink Finance Portal on the EarthLink Site and through the EarthLink Personal Start Page. Features to be offered by iOwn include, but are not limited to, iOwn's "RateShopper" calculator, "Afford" calculator, "Choose the right mortgage" calculator, "Should you refinance?" calculator, "Closing Costs" tool, "Rent vs. Buy" calculator, "Rate Watch" tool, "HomeScout" listings search engine and links to the iOwn mortgage applications:
               Preapproval, Prequalification and Full Application as listed in Exhibit G. The Services accessible through the EarthLink Site shall link only to the Co-Branded Site. iOwn shall design, create, edit, manage, update and maintain the Co-Branded Site for the purpose of providing Internet users with access to the Services on a twenty-four (24) hours per day, seven (7) days per week basis, such that the Services provided through the Co-Branded Site will retain parity with the Services provided by iOwn to any third party or through the main iOwn Site in terms of freshness of content, services and features. During the Term, iOwn agrees to (i) work diligently with EarthLink to integrate the Services into the EarthLink Site and (ii) assist EarthLink in a commercially reasonable manner to foster usage and enjoyment of the Services by EarthLink Members on an on-going basis.

     (c)       Billing, Processing and Collection. iOwn shall be solely
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               responsible for all processing that arises out of any and all transactions (whether they are conducted through the telephone, by mail, or electronically) that are conducted through the Co-Branded Site including, without limitation, any and all billing, collection, refunding, exchanging of goods and/or services, crediting, and maintenance of records corresponding to such transactions. Further, iOwn hereby agrees and acknowledges that iOwn shall conduct all such processing in a professional and workmanlike manner, on a timely and efficient basis.

     (d)       Promotion Fee. iOwn shall pay to EarthLink the promotion fee as
               -------------
               follows (the "Promotion Fee"): (i) [*]

[*] Confidential Treatment Requested
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               within five (5) days of the Effective Date, or of a Renewal Date, as applicable; (ii) [*] within thirty (30) days following the end of [*] after the Effective Date, or of a Renewal Date, as applicable; (iii) [*] within thirty (30) days following the end of [*] after the Effective Date, or of a Renewal Date, as applicable; and (iv) [*] within thirty (30) days following the end of [*] after the Effective Date, or of a Renewal Date, if applicable.

     (e)       Guaranteed Leads Fee. In addition to the Promotion Fee, iOwn
               --------------------
               shall pay to EarthLink the guaranteed leads fee as follows (the "Guaranteed Leads Fee"): (i) [*] of the Effective Date, or on a Renewal Date, as applicable; (ii) [*] within thirty (30) days following the end of [*] after the Effective Date or of a Renewal Date, as applicable; (iii) [*] within thirty (30) days following the end of [*] after the Effective Date, or of a Renewal Date, as applicable; and (iv) [*] within thirty (30) days following the end of [*] after the Effective Date, or of a Renewal Date, if applicable.

     (f)       Additional Leads. In addition to the Promotion Fee and the
               ----------------
               Guaranteed Leads Fee, iOwn shall pay to EarthLink the sum of [*] multiplied by the number of Leads generated under this Agreement in excess of the Guaranteed Leads (the "Leads Fee"). The Leads Fee shall be paid to EarthLink on a cumulative basis within thirty (30) days following the end of each calendar month that the Leads are generated during the Initial Term and each Renewal Term, if any, accompanied by a report from iOwn supporting each Leads Fee.

     (g)       Customer Support. iOwn shall provide, in a professional and
               ----------------
               workmanlike manner, customer support regarding the Services offered to EarthLink Members through the Co-Branded Site, and the purchasing and ordering thereof. iOwn hereby agrees and acknowledges that such customer support shall be accessible by EarthLink Members during regular business hours through a toll free telephone number provided, paid for and maintained exclusively by iOwn, which shall be referenced in the Co-Branded Site.

     (h)       Competitive Advertising. iOwn shall not display advertising of
               -----------------------
               any kind (co-operative or otherwise) for, or otherwise promote in any way, any EarthLink Competitive Services on any page of the Co-Branded Site. The current list of providers of Competitive Services, which is subject to change by EarthLink in its sole discretion, is attached hereto as Exhibit E.

     (i)       Premiere Partners. iOwn shall set aside and reserve an amount of
               -----------------
               space situated on the uppermost portion of the screen in every page of the Co-Branded Site, which space shall be suitably sizable, but not to exceed [*] of the area of the page above the fold, in order to incorporate branding from EarthLink Premiere Partners. EarthLink Premiere Partners will not include any of iOwn's competitors as determined by iOwn in its sole discretion. The current list of iOwn competitors is attached hereto as Exhibit F. iOwn shall, upon EarthLink's direction, incorporate
               ---------
               such EarthLink Premiere Partners branding into the space referenced above in any or all pages of the Co-Branded Site. iOwn agrees and acknowledges that EarthLink may, in its sole discretion, from time to time add or remove such EarthLink Premiere Partners branding from the Co-Branded Site and that iOwn will work together with EarthLink to incorporate any modifications to such EarthLink Premiere Partners branding. This presence of EarthLink Premiere Partners will be limited to one of the following: one logo, GIF or HTML link, or branding, which shall be mutually agreed upon by both EarthLink and iOwn. The presence shall link to a Co-


[*] Confidential Treatment Requested
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               Branded Site of EarthLink Premiere Partners. The parties will work together to create designs that are suitable, in EarthLink's sole discretion, for each and all of these Co-Branded pages, and iOwn will provide EarthLink with design specifications and sample designs within thirty (30) business days after the Effective Date in order to allow EarthLink to generate new EarthLink Premiere Partners branding. iOwn shall execute any changes to pages of the Co-Branded Site required under this Section 2.l(i).

     (j)       User Information. iOwn shall not send unsolicited emails to any
               ----------------
               EarthLink Member. iOwn may send promotional email messages to EarthLink Members who have provided their email addresses directly to iOwn. Under no circumstances will iOwn send or enable others to send email messages to EarthLink Members, which promote EarthLink Competitive Services. In no event shall iOwn offer to any third party a list which would permit such third party to identify the iOwn registrant as an EarthLink Member.

     (k)       Reports/Tracking Leads. Within thirty (30) days after the last
               ----------------------
               day of each calendar month, iOwn will provide EarthLink with a monthly report of Leads generated hereunder. iOwn shall not use any means whatsoever, including without limitation, (i) encouraging visitors to bookmark the iOwn Site or Co-Branded Site or (ii) sending promotional emails to visitors which link to the iOwn Site or Co-Branded Site, to attempt to circumvent the way EarthLink Leads are tracked under this Agreement.

     (l)       Audit. No more than once per calendar year, during the Term of
               -----
               the Agreement, and during the one (1) year period immediately following the Term, EarthLink shall have the right, upon reasonable notice, during normal business hours, at EarthLink's own expense, through an independent auditor chosen by EarthLink, to audit iOwn's books, records and logs that relate to Leads, the Promotion Fee or other payments owed to EarthLink hereunder. If an audit of the appropriate records, books of account or logs reveals that iOwn has understated the amounts owed to EarthLink under this Agreement for the period under audit, then iOwn shall promptly pay any amounts owed to EarthLink. If the amount of underpayment for the period under audit equals or exceeds five percent (5%) of the total mount owed during such period, then iOwn shall reimburse EarthLink for all reasonable costs and expenses incurred in connection with conducting the audit.

     (m)       Other Restrictions on Goods and/or Services Offered. iOwn shall
               ---------------------------------------------------
               not sell, offer, attempt to sell or offer, or otherwise promote in any way, through the Co-Branded Site, any goods or services that are illegal, or which in EarthLink's reasonable discretion, constitute pornographic or similarly adult-themed material; get rich quick programs, pyramid schemes, or any goods or services which involve deceptive marketing or commercial practices that are impressible under United States federal or state law. iOwn agrees and acknowledges that if EarthLink determines, in its sole discretion, that iOwn has in any way violated this Section 2.1(m), and that violation is not corrected by iOwn within five
               (5) business days of written notification from EarthLink to iOwn, then, in addition to any and all remedies available to EarthLink hereunder or otherwise, EarthLink may immediately remove all iOwn related content, advertisements, promotions, references and links from the EarthLink Site and any other promotional medium.

     (n)       Technical Implementation. iOwn shall work in good faith with
               ------------------------
               EarthLink's Account Management Department as to account matters and with EarthLink's Member Services and Support Department as to technical issues.

     (o)       Late Payment. All mounts owed by iOwn to EarthLink hereunder not
               ------------
               paid when due and payable will bear interest from the date such amounts are due and payable at the rate of 1.5% per month (or the maximum rate allowed by law).
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     2.2. Duties and Obligations of EarthLink. In connection with this
          -----------------------------------
Agreement, EarthLink shall have the following duties and obligations:

          (a)  License. During the Term, and subject to the provisions of
               -------
               Section 2.3, EarthLink grants to iOwn a nonexclusive, nonsublicenseable, nontransferable, fully paid-up license, throughout the Territory, to use, reproduce, display and distribute the EarthLink/Sprint Marks (as defined in Exhibit A),
                                                                    ---------
               and any and all intellectual property rights contained therein exclusively on the Co-Branded Site or in or on promotional material, but only as such use is reasonably necessary for iOwn to perform as contemplated by this Agreement.

          (b)  Guaranteed Leads. In exchange for the Guaranteed Leads Fee,
               ----------------
               EarthLink shall provide [*] Leads during the Initial Term and any Renewal Term of this Agreement as applicable (the "Guaranteed Leads"). If upon the scheduled date for expiration EarthLink has failed to provide the Guaranteed Leads during such Initial Term or Renewal Term, then such Initial Term or Renewal Term shall be automatically extended until iOwn has received, in the aggregate, the Guaranteed Leads and such failure shall not constitute a breach of this Agreement; provided, however, that the Initial Term or Renewal Term shall not be so extended if this Agreement is terminated by either party early in accordance with Sections 2.3, 3.1(c), 3.2(c), 6.2, 7.13 or Exhibit D of this Agreement.

          (c)  Managing the Services. Throughout the Term, EarthLink will
               ---------------------
               provide and maintain the Promotional Placements and Banner Advertisements and perform the other obligations specified in Exhibit C hereto, in accordance with the provisions contained in
               ---------
               that Exhibit C and the terms and conditions of this Agreement.
                    ---------
               Upon receipt of the Services in the format described herein, EarthLink shall include the Services as the Default Provider of the real estate multiple listing services and mortgage services on the EarthLink Site. Notwithstanding the foregoing, iOwn acknowledges and agrees that EarthLink Members may cause the multiple real estate listing and mortgage services providers accessible through the EarthLink Site to be provider(s) other than iOwn. iOwn acknowledges and agrees that EarthLink has other promotional programs through which certain partners promote the EarthLink/Sprint Service and provide new EarthLink Members to EarthLink. iOwn further acknowledges and agrees that certain promotional partners require the ability to restrict the advertising that appears on the EarthLink Site of EarthLink Members brought to EarthLink through such promotional partner. Therefore, iOwn agrees that EarthLink retains the right to remove the Services from the EarthLink Site (at EarthLink's sole discretion), in the event that a promotional partner of EarthLink requires that such a deletion or move be made, and then such deletion or move will only be effective as regards the EarthLink Site accessible by EarthLink Members brought to EarthLink through the requesting promotional partner.

          (d)  Maintenance and Implementation of Services. During the Term,
               ------------------------------------------
               EarthLink agrees to (i) work diligently with iOwn to integrate the Services into the EarthLink Site and (ii) assist iOwn in a commercially reasonable manner to foster usage and enjoyment of the Services by EarthLink Members on an on-going basis. EarthLink shall launch the Co-Branded Site within thirty (30) days of receipt of such site materials and data from iOwn, assuming iOwn has met the format requirements required of such site materials and data as mandated in this Agreement.

          (e)  User Information. EarthLink acknowledges that all information
               ----------------
               provided directly by users of the Co-Branded Site to iOwn belongs solely to iOwn.

     2.3. Promotional Material/Press Releases. Each party requires that each use
          -----------------------------------
of its Marks or the Marks of its licensors are in accordance with Exhibit A, in
                                                                  ---------
the case of EarthLink, and Exhibit B, in the case of iOwn. Prior to the initial
                           ---------
launch of any Web pages or other Internet locations branded with the other party's Marks including,

[*] Confidential Treatment Requested
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but not limited to, the Co-Branded Site or the release of any marketing, advertising, press releases, or other promotional materials that reference the other party and/or the other party's Marks, the releasing party shall submit a written request for approval to the other party together with a copy of the materials to be released, which request shall be made no less than ten (10) business days prior to the requested release date (the other party shall not unreasonably withhold or delay the granting of its approval thereof). If the releasing party has not received a written negative response from the other party within five (5) days after request for approval, approval has been granted from the other party to the releasing party. Title to and ownership of the respective owner's Marks shall remain with the owner. The licensee shall not take any action inconsistent with the owner's ownership of the Marks and any benefits accruing from use of such Marks shall automatically vest in the owner. Neither party shall create any combination Marks with the other party's Marks. If a licensee's use of the Marks does not conform to the owner's quality standards in the owner's reasonable opinion, then the owner will notify the licensee in writing to the licensee of such nonconformance and such notice shall be delivered by United States mail, registered or certified or by reliable personal delivery, overnight courier service, with proof of service, and the licensee shall have thirty (30) days to cure such nonconformance. If the nonconformance is not cured within such period, the owner may immediately terminate this Agreement upon written notice to the licensee.

     2.4. Press Releases. iOwn acknowledges and agrees that EarthLink shall
          --------------
within ten (10) business days of the Effective Date, make the first public announcement, subject to prior approval by iOwn, regarding this Agreement and the parties' relationship established hereby. All other press releases are subject to both parties' prior written consent.

     2.5. Non-exclusive Engagement. iOwn agrees that EarthLink may, in its sole
          ------------------------
discretion, retain third parties which provide services and functions similar or identical to the Services and any other services or functions being provided by iOwn under this Agreement for inclusion in the EarthLink Site, as EarthLink may choose in its sole discretion subject to conditions of this Agreement

     2.6. Reports. Within thirty (30) calendar days after the last day of each
          -------
calendar month, EarthLink will provide iOwn with a monthly report of page views, unique users(to the extent EarthLink tracks unique users) and impressions pertaining to each page with iOwn brand features on the EarthLink Site subject to EarthLink's ability to retrieve such data.

     2.7. Customer Support. EarthLink provides customer support regarding the
          ----------------
EarthLink/Sprint Service offered to iOwn visitors through the EarthLink Site. EarthLink hereby agrees and acknowledges that such customer support shall be accessible by iOwn visitors during regular business hours through a toll free telephone number provided, paid for and maintained exclusively by EarthLink, which shall be referenced in the EarthLink Site.

     2.8. Premiere Partners. EarthLink shall promote iOwn as a Premiere Partner
          -----------------
where, in its sole discretion, EarthLink finds it appropriate to do so. EarthLink may not display or sell any advertising from competitors of iOwn on the Co-Branded Site. See Exhibit F for a list of iOwn competitors; such list may be updated by iOwn, in good faith and at the sole discretion of iOwn, and submitted to EarthLink at the end of each calendar month.

     2.9  Other Restrictions on Goods and/or Services Offered. EarthLink does
          ---------------------------------------------------
          not sell, offer and it does not attempt to sell or offer, (nor will EarthLink sell, offer or attempt to sell or offer) or otherwise promote in any way, through the EarthLink Site goods or services that are illegal, or which in EarthLink's reasonable discretion, constitute pornographic or similarly adult-themed material, get rich quick programs, pyramid schemes, or any goods or services which involve deceptive marketing or commercial practices.

3.   REPRESENTATIONS AND WARRANTIES.
     -------------------------------

     3.1. EarthLink. EarthLink represents and warrants to iOwn that:
          ---------

          (a) EarthLink has the power and authority to enter into and perform its obligations under this Agreement;

                                                                  EXECUTION COPY


          (b) EarthLink shall at all times comply with all local, state and federal laws, rules and regulations applicable to the Co-Branded Site, the EarthLink/Sprint Service and EarthLink's performance under this Agreement; and

          (c) EarthLink has the full right to grant or otherwise permit iOwn to use EarthLink and Sprint's Marks, and is aware of no claims by any third parties adverse to any of such intellectual property rights, except for Sprint's ownership of its Marks contained in the co-branded EarthLink/Sprint Marks. If EarthLink's or Sprint's intellectual property rights are alleged or held to infringe the intellectual property rights of a third party, EarthLink shall, at its own expense, and in its sole discretion, (i) procure for iOwn the right to continue to use the allegedly infringing intellectual property or (ii) replace or modify the intellectual property to make it non-infringing; provided, however, if neither option is possible or economically feasible and if the inability to use such intellectual property would cause a material breach of this Agreement (as determined by iOwn), iOwn may immediately terminate this Agreement upon notice to EarthLink.

     3.2. iOwn.  iOwn represents and warrants to EarthLink that:
          ----

          (a) iOwn has the power and authority to enter into and perform its obligations Under this Agreement;

          (b) iOwn and the Services shall at all times comply with all local, state and federal laws, rules and regulations applicable to the Co-Branded Site, the Services and iOwn's performance under this Agreement; and

          (c) iOwn has the full and exclusive right to grant or otherwise permit EarthLink to access the Co-Branded Site, to use the Services and to use iOwn's Marks; and is aware of no claims by any third parties adverse to any of such intellectual property rights. iOwn shall, at its own expense, and in its sole discretion, (i) procure for EarthLink the right to continue to use the allegedly infringing intellectual property or (ii) replace or modify the intellectual property to make it non-infringing; provided, however, that if neither option is possible or economically feasible and if the inability to use such intellectual property would cause a material breach of this Agreement (as determined by EarthLink), EarthLink may immediately terminate this Agreement upon notice to iOwn. iOwn has applied for a federal trademark registration for "iOwn, Inc." and "iOwn.com" in the U.S., Canada, Australia and the U.K. and the "i" logo in the U.S. and Canada (see Exhibit B).

4.   CONFIDENTIALITY.
     ---------------

     Each party acknowledges that Company Information may be disclosed to the other party during the course of this Agreement. Each party agrees that it shall take reasonable steps, which shall include, at a minimum, the steps it takes to protect its own Company Information, to prevent the duplication or disclosure of Company Information, other than by or to its employees or agents who must have access to the Company Information to perform such party's obligations hereunder, who shall each agree to comply with the terms of this Section 4 except that each party may disclose the other party's information to such party's agents, attorneys and other representatives or any court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto. The actions or negligence of the parties, directors, employees, or agents shall be deemed to be the actions or negligence of the respective party, with regard to the Confidential Information of the other party. Each party agrees that if it is required by law to disclose the other party's Company Information, such disclosing party must first give written notice of such required disclosure to the other party and permit the other party to make a reasonable effort to obtain a protective order requiring that the Company Information so disclosed be used only for the purposes for which disclosure is required. Each party shall protect the other party's Company Information during the Term and for two (2) years after the termination of this Agreement.

5.   LIMITATION OF LIABILITY: DISCLAIMER: INDEMNIFICATION.
     ----------------------------------------------------

                                                                  EXECUTION COPY


     5.1. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO
          -----------------------
THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, MULTIPLE, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER BASED ON CONTRACT, TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE), WARRANTY, GUARANTEE OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY SHALL MAKE REPRESENTATIONS OR WARRANTIES TO ANY END USER OR THIRD PARTY ON BEHALF OF THE OTHER PARTY AND IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY REPRESENTATION OR WARRANTY MADE TO ANY END USER OR THIRD PARTY BY THE OTHER PARTY. THESE LIMITATIONS SHALL SURVIVE AND APPLY NOTWITHSTANDING THE VALIDITY OF THE LIMITED REMEDIES PROVIDED FOR IN THE AGREEMENT. THE LIMITATIONS SET FORTH IN THIS
SECTION 5.1 SHALL NOT APPLY TO THE PARTIES' INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 5.3 BELOW OR TO THE PARTIES' INJUNCTIVE RELIEF REMEDIES SET FORTH IN SECTION 5.4 BELOW.

     5.2. Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, NEITHER
          ----------
PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY OTHER REPRESENTATIONS OR WARRANTIES REGARDING THE EARTHLINK/SPRINT SERVICE OR THE SERVICES OR OTHERWISE RELATING TO THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     5.3. Indemnity. Each party agrees to indemnify, defend and hold harmless
          ---------
the other party and its officers, directors, employees, agents, successors and assigns from and against any and all losses, liabilities, damages, penalties and claims and all related costs and expenses (including reasonable attorneys' fees) related to claims made by third parties against the indemnified party alleging that the indemnifying party's Marks or other intellectual property infringe the patents, copyrights, trademarks or service marks or other intellectual property rights of such third parties. iOwn agrees to further indemnify, defend and hold harmless EarthLink from and against all third party claims, causes of action, liabilities and all associated reasonable costs and expenses relating to any transactions conducted through, or the quality or nature of products or services appearing on or provided through, the Services or the Co-Branded Site. EarthLink agrees to further indemnify, defend and hold harmless iOwn from and against all third party claims, causes of action, liabilities and all associated reasonable costs and expenses relating to any transactions conducted through, or the quality or nature of products or services appearing on or provided through, the EarthLink Site, excepting the Co-Branded Site. Each party agrees to promptly notify the indemnifying party in writing of any indemnifiable claim. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in the investigation, trial, defense and settlement of such claim and any appeal arising therefrom. The indemnified party may participate in such investigation, trial, defense and settlement of such claim and any appeal arising therefrom, through its attorneys or otherwise, at its own cost and expense. No settlement of a claim shall be entered into without the consent, such consent not to be unreasonably withheld, of the indemnified party unless such settlement provides for the full release of the indemnified party.

     5.4. Injunctive Relief. The parties hereby agree and acknowledge that
          -----------------
violation by one party of the provisions of Sections 2.1(j) or 4 may cause irreparable harm to the other party not adequately compensable by monetary damages. In addition to other relief, it is agreed that temporary and permanent injunctive relief shall be available to the parties to prevent any actual or threatened violation of such provisions as provided by law.

6.   TERM, RENEWAL AND TERMINATION.
     ------------------------------

     6.1. Term. The initial term of this Agreement shall be [*] from the
          ----
Effective Date of this Agreement (the "Initial Term"). After the Initial Term, this Agreement shall automatically renew (any such renewal date referred to herein as a "Renewal Date") for separate, consecutive [*] ("Renewal Term(s)") unless written notice of termination is given by either party thirty (30) days prior to the expiration of the Initial or Renewal Term.

    6.2  Termination. This Agreement may be terminated by the parties as
          -----------
follows:

[*] Confidential Treatment Requested

                                                                  EXECUTION COPY

          (a) Except as provided herein, either party may terminate this Agreement at any time in the event of a material breach by the other party of this Agreement that remains uncured thirty (30) days after the breaching party's receipt of written notice of the breach;

          (b) Except as provided herein, either party may terminate this Agreement immediately if the other party is unable to pay its debts as due, or enters into or files (or has filed or commenced against it) a petition, arrangement, action or other proceeding seeking relief or protection under the bankruptcy laws of the United States or similar laws of the United States or any state of the United States;

          (c) Either party may terminate this Agreement, at its option, upon thirty (30) days written notice in the event that either party discontinues its website. In the event of termination pursuant to this section, the parties will have no further obligation to each other following the effective date of termination, and all fees paid, if any, shall be prorated as of the effective date of the termination, with appropriate refunds made; and

          (d)  iOwn may terminate this Agreement, at its option upon fifteen
               (15) business days written notice in the event that EarthLink does not provide [*], such Leads being a part of the Guaranteed Leads. Such a termination will not result in a refund of any fees paid by iOwn to EarthLink. If this agreement is terminated under this Section 6.2(d), EarthLink shall continue to provide Leads and promote iOwn as provided for in this Agreement, until iOwn has received, in the aggregate, the Leads for that quarter. If, subsequent to iOwn's notice of termination and during the requisite fifteen (15) business days notice period pursuant to this Section 6.2(d), EarthLink should over-deliver the [*] required, iOwn shall pay to EarthLink the required Leads Fee of [*] as set forth in Section 2.1(f). This Leads Fee shall be paid to EarthLink on a cumulative basis within thirty (30) days following the termination of this Agreement.

     6.3. Effects of Termination. Within one (1) business day after termination
          ----------------------
of this Agreement for any reason, each party shall purge all links connecting the EarthLink Site to the Co-Branded Site. Within ten (10) business days after termination of this Agreement for any reason, each party shall: (i) purge all Marks as used in connection with this Agreement from any and all computer systems, files, or storage media within their possession or control; (ii) return to the other party any and all documents or other media embodying any use of the other party's Marks; and (iii) certify to the other party in writing that it has complied with the foregoing obligations. Upon any termination or other expiration of this Agreement, each of the respective licenses granted in Sections 2.1 and 2.2 and all other rights of the parties under this Agreement shall terminate, except that, notwithstanding any of the foregoing, the rights and obligations under Sections 2.1(j), 2.1(1), 2.1(o), 4, 5, 6.3, 6.4 and 7 shall continue in full force and effect

     6.4. No Damages or Indemnification for Termination. Neither party shall be
          ---------------------------------------------
liable to the other party for any costs or damages of any kind, including incidental or consequential damages, or for indemnification, solely on account of the lawful termination of this Agreement, even if informed of the possibility of such damages.

7.   GENERAL PROVISIONS.
     ------------------

     7.1. Independent Contractors. The parties to this Agreement are independent
          -----------------------
parties and nothing herein shall be construed as creating an employment relationship between the parties. Neither party is an agent or representative of the other party and neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability, or to otherwise bind, the other party. The Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

     7.2. Entire Agreement. The Agreement, including any exhibits attached
          ----------------
hereto, constitutes the entire understanding and agreement with respect to its subject matter, and supersedes any and all prior or

[*] Confidential Treatment Requested

                                                                  EXECUTION COPY

contemporaneous representations, understandings and agreements whether oral or written between the parties relating to the subject matter of this Agreement, all of which are merged in this Agreement.

     7.3. Severability of Provisions. In the event that any provision of this
          --------------------------
Agreement is found, to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

     7.4. Assignment. Either party may assign, upon prior written notice to the
          ----------
other party, this Agreement to a third party as long as such third party is not a competitor of the other party, in which case the assignment is prohibited. See Exhibits E and F. Any assignment in violation of the terms hereof shall be void and of no force or effect.

     7.5. Governing Law. The Agreement shall be governed by the laws of
          -------------
California without giving effect to applicable conflict of laws provisions. All actions with respect of this Agreement shall be brought in the federal and state courts having jurisdiction within California and the parties expressly consent to the personal jurisdiction of such courts. In the event any litigation or other proceeding is brought by either party in connection with this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorneys' fees and other expenses incurred by such prevailing party in such litigation.

     7.6. Dispute Resolution.
          -------------------

          (a) Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, which the parties have been unable to resolve by amicable discussion shall be resolved as set forth below:

          (b) If a party feels that a dispute is unlikely to be resolved amicably by good faith negotiations between the parties, that party may send written notice, clearly marked "Dispute Notice," to the other party of the issues in dispute demanding that the dispute be settled by binding arbitration in accordance with this provision. The parties shall then have thirty (30) days from the date of receipt of the Dispute Notice to attempt resolution of the dispute by negotiations between their senior officials, or representatives of such officials having authority to bind the organizations.

          (c) If the matter has not resolved within thirty (30) days of the Dispute Notice, or if the parties fail to meet within such thirty
               (30) day period, either party may require the matter to be settled by final and binding arbitration by sending written notice of such election to the other party clearly marked "Arbitration Demand".

          (d) The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association, in accordance with the following procedures:

               (i) The arbitration tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal.

               (ii) The decision of the arbitration tribunal shall be final and binding upon the parties hereto, and may be entered in any competent court for judicial acceptance of such award and order of enforcement. Each party hereby submits itself of such court, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.

                                                                 EXECUTION COPY

               (iii) The arbitration proceeding shall take in a location to be mutually agreed by the parties, or if the parties cannot reach agreement, a location to be selected by the chairman of the arbitration panel other than the location of the principal place of business of either party.

               (iv) In any arbitration, either party may conduct discovery on the other party. Such discovery will be conducted according to procedures determined by the arbitration tribunal.

     7.7.  Notices. Except as specifically provided in this Agreement, all
           -------
notices required hereunder shall be in writing and shall be delivered by United States mail, registered or certified or by reliable personal delivery, overnight courier service, with proof of service, to the parties at their respective addresses set forth below in this Section 7.7, or at such other address(es) as shall be specified in writing by such party to the other party in accordance with the terms and conditions of this Section 7.7. All notices shall be deemed effective upon personal delivery, or three (3) business days following deposit with any overnight courier service or with the U.S. Postal System, first class postage attached, in accordance with this Section 7.7.

           If to iOwn:        iOwn, Inc.
                              118 King Street
                              Suite 260
                              San Francisco, CA 94107
                              Attn: Chief Financial Officer

           with a copy to:    Megan Gray, Esq.
                              Baker and Hostetler
                              600 Wilshire Boulevard
                              Los Angeles, CA 90017

           If to EarthLink:   EarthLink Network, Inc.
                              3100 New York Drive
                              Pasadena, California 91107
                              Attn: Director of Legal Affairs

           with copies to:    Howard Lefkowitz, V.P. Business Development
                              Leland Thoburn, V.P. Business Affairs
                              EarthLink Network, Inc.
                              3100 New York Drive
                              Pasadena, California 91107

     7.8.  Non-Solicitation. During the Term of this Agreement and for a period
           ----------------
of twelve (12) months following the termination or expiration of this Agreement, neither party may directly solicit, divert or hire away, or attempt to solicit, divert or hire away any person employed by the other party with whom such party had regular contact with during the course of its performance under this Agreement, unless such person's employment has been terminated for at least six
(6) months or unless the other party gives its prior consent to such hiring, such consent not to be unreasonably withheld. Notwithstanding the foregoing, nothing herein shall prevent either party from considering for employment or hiring any individual, whether or not an employee of the other party, who has responded to a general solicitation for employment from either party in a newspaper announcement or other public solicitation.

     7.9.  Waiver. No waiver of any provision of this Agreement, or any rights
           ------
or obligations of either party under this Agreement, shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

     7.10. Headings. This section and paragraph headings used in this Agreement
           --------
are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

                                                                  EXECUTION COPY

     7.11.  Amendment. The terms and conditions of this Agreement included but
            ---------
not limited to any and all Exhibits may not be modified or amended other than by a writing signed by both parties.

     7.12.  Sprint Intellectual Property Rights. EarthLink markets its Internet
            -----------------------------------
access services under the EarthLink/Sprint brand. Therefore, both EarthLink and Sprint Marks are likely to appear on any Web page that includes an EarthLink/Sprint brand. To the extent that such Sprint brands or Marks are used, iOwn acknowledges and agrees that Sprint is a third party beneficiary hereunder and has the right to enforce any provision of this Agreement that relates to any intellectual property or Marks of EarthLink or Sprint.

     7.13.  Force Majeure. Either party shall be excused from any delay or
            -------------
failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, and governmental requirements. Notwithstanding the foregoing, a change in economic conditions or technology shall not be deemed a Force Majeure event. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay. In the event of a force majeure event materially affecting the parties' performance under this Agreement that lasts for more than thirty (30) days, either party may terminate this Agreement.

     7.14.  Execution by Facsimile. This Agreement may be executed and delivered
            ----------------------
by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

                                                                  EXECUTION COPY

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date set forth above.

     EARTHLINK NETWORK, INC         iOWN, INC.

     By: /s/ Howard Lefkowitz       By: /s/ Lee T. Kirkpatrick
        --------------------------      -------------------------------
        Howard Lefkowitz
        V.P. Business Development       Lee T. Kirkpatrick
                                        -------------------------------
        EarthLink Network, Inc.         118 King Street
        3100 New York Drive             Suite 260
        Pasadena, California 91107      San Francisco, California 94107
        Phone: (626)296-5011            Phone: (415)659-6896
        Fax:   (626) 296-8983           Fax:   (415) 908-6430

                                                                  EXECUTION COPY

                                   EXHIBIT A

                                EarthLink Marks

--------------------------------------------------------------------------------

     NOTE: THIS EXHIBIT MAY BE AMENDED IN WRITING FROM TIME TO TIME AS REQUIRED BY EARTHLINK AND ALL SUCH AMENDMENTS SHALL BE INCORPORATED HEREIN.

     Trademarks, trade names, logos and other product and proprietary
     ----------------------------------------------------------------
     identifiers.
     ------------

     EarthLink Network(R)

     EarthLink Network TotalAccess(TM)

     EarthLink Network(R) is a registered trademark of EarthLink Network, Inc.

     EarthLink Network TotalAccess(TM) is a trademark of EarthLink Network, Inc.

     EarthLink Sprint(SM) and the EarthLink Sprint logo are registered trademarks of EarthLink Network, Inc. and Sprint Corporation

--------------------------------------------------------------------------------

                                                                  EXECUTION COPY

                                   EXHIBIT B

                                  iOwn Marks

--------------------------------------------------------------------------------

     NOTE: THIS EXHIBIT MAY BE AMENDED IN WRITING FROM TIME TO TIME AS REQUIRED BY iOWN AND ALL SUCH AMENDMENTS SHALL BE INCORPORATED HEREIN.

     Trademarks, trade names, logos and other product and proprietary
     ----------------------------------------------------------------
     identifiers.
     -----------

     iOwn owns the "HomeScout" trademark as registered with the federal trademark registry.

     iOwn has filed with the federal trademark registry an Intent to Use "iOwn, Inc.", "i" and "iOwn.com" in the US, Canada, Australia and the UK. iOwn has filed with the federal trademark registry Intent to Use the iOwn logo in the US.


     iOwn.com
     THE BEST LOANS ONLINE


     RED color of letter "i" in iOwn is Pantone 485.
     Font for "The best loans online" is
     Berthold XXX XXX Condensed, bold.

--------------------------------------------------------------------------------

                                                                  EXECUTION COPY

                                   EXHIBIT C

                      EarthLink's Promotional Obligations

     1.   Promotions

     EarthLink shall perform the following obligations with respect to the EarthLink Site("Screen Shots" attachments to this Exhibit C exemplify the EarthLink promotions to be provided to iOwn):

          A. EarthLink Site. EarthLink shall, within EarthLink's reasonable discretion, include the Services provided by iOwn on the EarthLink Site as follows:

               1. a non-rotating text link above the fold on the EarthLink Personal Start Page;

               2. a non-rotating text link in the top bar on the EarthLink Finance Portal. This promotional placement will link directly to the Co-Branded Site;

               3. a Promotional Placement in the EarthLink Personal Start Page Message of the Day rotation, which is a daily changing text message that appears above the fold on the EarthLink Personal Start Page that highlights and provides links to interesting and useful products and services for EarthLink Members;

               4. a non-rotating Promotional Placement designated as "Mortgage/Real Estate," which will link from the EarthLink Real Estate Web Channel provided through the default provider of such channel. (if the user changes the default channel provider the Promotional Placement will not appear on the customizable providers Real Estate Web Channel) This promotional placement will link directly to the Co-Branded Site;

               5. inclusion of other iOwn related content as agreed between the parties in writing.

               6. a rotation of a Promotional Placement designated as "Mortgage/Real Estate," which will be placed in the Premiere Partner section above the fold of the EarthLink Home Page. This promotional placement will link directly to the Mortgage Co-Branded Site; and

               7. other links on site where available and appropriate in EarthLink's sole discretion.

          B. Banner Advertisements. Banner Advertisements on such locations of the EarthLink Site as determined by EarthLink in its sole discretion. EarthLink shall deliver at least [*] run of service Banner Advertisements per month, for a total of [*] run of service Banners Advertisements during the Initial Term or during each Renewal Term, as applicable, iOwn will provide any creative to be used for advertisement of iOwn Brand Features or services.

          C. Other Promotional Placements. In addition to the Promotional Placements described in paragraphs A and B above, such other Promotional Placements on the EarthLink Site as may be agreed upon by the parties from time to time.

     2.   bLink

     EarthLink shall place a full page, four (4) color advertisement of iOwn's Services in each issue of bLink, which is a hard-copy periodical, during the Term. iOwn advertisements are subject to EarthLink's reasonable editorial discretion and to be developed by iOwn, in consultation with EarthLink. iOwn agrees that any iOwn advertisement that appears in bLink must be specifically targeted at EarthLink Members and must promote the iOwn Mortgage/Real Estate Services on the EarthLink Personal Start Page.

[*] Confidential Treatment Requested

                                                                  EXECUTION COPY

     3.   eLink

     iOwn will be profiled as a new EarthLink Personal Start Page service in eLink, as well as being given text "advertising" space for any special "for EarthLink Members only" promotions that EarthLink and iOwn might jointly create to promote the Services.

                                                                  EXECUTION COPY

                             [IMAGE OF SCREENSHOT]

                                                                  EXECUTION COPY

                             [IMAGE OF SCREENSHOT]

                                                                  EXECUTION COPY

                             [IMAGE OF SCREENSHOT]

                                                                  EXECUTION COPY

                                   EXHIBIT D

                            Service Specifications

     1.   Service Interruptions. For the purposes of this Agreement, the
          ---------------------
following issues are defined as "Service Interruptions":

          a) "Complete Outage". means the Co-Branded Site is not reachable by EarthLink Members for five (5) consecutive minutes or more; provided however, that iOwn may perform major system upgrades and/or service maintenance on a scheduled and pre-announced basis which may put the Co-Branded Site down for up to eight (8) consecutive hours.

          b) "Partial Outage". means the Co-Branded Site is reachable by less than seventy percent (70%) of EarthLink Members, or the response time for a 50K HTML page is greater than thirty (30) seconds for a 56k or faster modem.

          c) "URL Errors". means any errors in URL's, missing pages, or typos in URLs including any iOwn error that causes EarthLink to present an incorrect URL on the EarthLink Site, or which causes EarthLink to attempt to harvest information from an incorrect URL.

     2.   Response Team. iOwn will at all times during the Term and at iOwn's
          -------------
sole cost and expense, maintain a 24 hour a day, 7 day a week a contact person responsible for monitoring the Co-Branded Site. The contact person will be available to EarthLink on a 24 hour a day, 7 day a week basis by phone and email for consultation on Service Interruption issues and to assist in the restoration of service following a Service Interruption. iOwn will provide EarthLink with the names and phone numbers and email addresses of its contact person, and ensure that any changes to the contact information is provided to EarthLink. EarthLink will at all times during the Term and at EarthLink's sole cost and expense, maintain a 24 hour a day, 7 day a week a contact person responsible for monitoring the EarthLink Site. The contact person will be available to iOwn on a 24 hour a day, 7 day a week basis by phone and email for consultation on Service Interruption issues and to assist in the restoration of service following a Service Interruption. EarthLink will provide iOwn with the names and phone numbers and email addresses of its contact person, and ensure that any changes to the contact information are provided to iOwn.

     3.   Escalation Procedures for EarthLink.
          -----------------------------------

          The following measures to be taken by EarthLink in response to Service Interruptions shall occur when such Service Interruptions are due to errors or omissions by iOwn personnel or agents. Such measures will not be taken if the error or omission originates from the actions of EarthLink personnel or agents.

          a) In the event of a Complete Outage, the iOwn contact person will contact EarthLink as soon as practicable following iOwn's identification of a Service Interruption and will notify EarthLink of the nature of the Service Interruption and the estimated time of resumption of service. iOwn's contact person will keep EarthLink notified of progress in resolving the Service Interruption. If the Service Interruption is estimated to last longer than thirty (30) minutes, EarthLink will have the option, at EarthLink's sole discretion, of:

               i) removing any links or references to the Co-Branded Site from the EarthLink Site; or

               ii)  to redirect any links to any web address or Services
          experiencing a Service Interruption, to an explanatory page of EarthLink's choosing. EarthLink may publish such explanatory page, and may choose in its sole discretion the wording of any explanatory messages on such page.
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          b)  Partial Outage. Shall be managed by iOwn in all respects identically to a Complete Outage, except that EarthLink will not have the right to remove any link or reference to the Co-Branded Site.

          c) URL Errors. EarthLink will contact iOwn with regards to any URL Error, and iOwn will work in a commercially reasonable manner to repair such Service Interruption. EarthLink may remove any links or references on the EarthLink Site to the Co-Branded Site until such time as the Service Interruption is repaired to EarthLink's satisfaction. If the URL Error is not corrected within five (5) business days of first notification, EarthLink would have the right to remove any links or references on the EarthLink Site to the Co-Branded Site until such error is cured.

     4.   iOwn Notice. iOwn will give EarthLink no less than fifteen (15) days
          -----------
prior notice of any changes to its URLs or any of its processes and procedures that will technically affect the manner in which EarthLink links to the Mortgage Co-Branded Site.
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                                   EXHIBIT E

                             EarthLink Competitors

NOTE: THIS EXHIBIT E MAY BE AMENDED IN WRITING FROM TIME TO TIME AS REQUIRED BY EARTHLINK AND ALL SUCH AMENDMENTS SHALL BE INCORPORATED HEREIN.

[*]

[*] Confidential Treatment Requested
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                                                                  EXECUTION COPY

                                   Exhibit F
                                   iOwn's [*]

NOTE: THIS EXHIBIT F MAY BE AMENDED IN WRITING FROM TIME TO TIME AS REQUIRED BY iOWN AND ALL SUCH AMENDMENTS SHALL BE INCORPORATED HEREIN.

[*]

[*] Confidential Treatment Requested

                                                                  EXECUTION COPY

                                  EXHIBIT G.
                                  ----------

                             CO-BRANDED SITE PLAN

1. iOwn Services which may be offered in the Co-Branded Site(this list is not an exclusive list of Services):

HomeBuying Tools

 . How Much Can You Afford? (tool and guide): Helps users quickly assess their broad home purchasing power through a combination of a calculator and an educational guide.

 . Choose the Right Mortgage (tool and guide): Two tools to help users determine the right mortgage product, first by comparing monthly payments of different products, the second by recommending a mortgage and reviewing actual rates and payments across any number of loans.

 . HomeScout: Allows users to search over 750,000 listings around the country for properties that match their criteria.

 . AgentFinder: Allows users to search for an agent by city and state and provides detailed information on selecting the right agent.

 . HomeWatch (not co-branded- notification service): Notification service for homeowners, which provides customized email alerts regarding refinance opportunities and recent local home sales.

 . HomeValuation (not co-branded- tool): Allows users to estimate a particular property's value using recent comparable sales data.

 . Down Payment Strategies (guide): Helps users to determine their optimal down payment for their property and how to accumulate the down payment.

 . Estimate Your Closing Costs (guide): Review the standard fees in the home buying process, learn how to compare closing costs to find the lowest loans, and gain knowledge about lender rates, points and rebates.

 . RateWatch (not co-branded- notification service): an e-mail notification service that allows the user to monitor interest rates for a specific mortgage, iOwn will e-mail the user when rates reach or fall below a specified rate.

 . Refi Check: Allows user to compare their current mortgage to one offered through iOwn so they can evaluate refinance opportunities.

 . Rent vs. Buy: Allows users to evaluate their current financial situation and describes how purchasing a home would affect them.

Mortgage Services

 . Rate Shopper (tool): Provides an impartial, customized comparison of available interest rates from a database of national and regional lenders. Users can specify criteria most important to them in a loan, including rate, points, product type, etc., and generate a rank-ordered list of rates meeting their criteria.

 . Prequalification: Provides a formal analysis of a borrower's application information based on a small subset of data, and uses actual lender guidelines to assess how likely they are to get a loan. Information is password-protected to ensure security and allow repeated access to the information entered. This tool generates a certified prequalification letter and worksheet to use with Realtors and sellers to help in the offer process. This tool is fully iOwn branded.
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 . Preapproval: Allows user to conduct a detailed, real time analysis of their borrowing situation, without having identified their target property, based on actual criteria specified by national and regional lenders. Information is password-protected to ensure security and allow repeated access to the information entered by the user. This tool is fully iOwn branded.

 . Full Application: Captures all required data for to proceed with a loan application. Information is password-protected to ensure security and allow repeated access to the information entered, This tool is fully iOwn branded.